UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 17, 2006
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
2200-1055 West Hastings Street
Vancouver, British Columbia V7J 3S5
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code) (604) 721-0719
NO CHANGE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 17, 2006, Lions Gate Films Inc., an indirect wholly-owned subsidiary of Lions Gate Entertainment Corp., and Marni Wieshofer executed a new employment agreement dated January 5, 2006 and effective February 1, 2006 (the “Employment Agreement”). The Employment Agreement provides that Ms. Wieshofer will serve as Executive Vice President, Corporate Development for a term that ends January 31, 2008. Ms. Wieshofer’s annual base salary under the agreement is $325,000 for the first year of the term, and $350,000 for the second year of the term. Ms. Wieshofer is entitled to receive a discretionary bonus at the sole discretion of the Chief Executive Officer. If Ms. Wieshofer’s employment is terminated without cause, she will be entitled to receive either, her base salary through the conclusion of the applicable term or a severance amount equal to 50% of the balance of the compensation still owing to her under the Employment Agreement at the time of termination in one lump sum.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 23, 2006

By:	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	Executive Vice President, Corporate Operations and General Counsel